Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of CN Dragon Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signatures	Title	Date

/s/ Teck Fong Kong Teck Fong Kong	Chief Executive Officer Director	November 14, 2013

/s/ Chong Him Lau Chong Him Lau	Chief Financial Officer Principal Accounting Officer Director	November 14, 2013